SADLER, GIBB & ASSOCIATES, L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS
Registered with the Public Company
Accounting Oversight Board

May 3, 2011

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements of AlphaTrade.com pertaining to our firm included under Item 4.01 of Form 8-K dated April 28, 2011, and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates